EXHIBIT 10.18

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement is entered into as of April 27, 2005, by and between Optio Software, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”), and shall be effective as of April 22, 2005.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 25, 2002, as amended by a First Loan Modification Agreement, dated September 12, 2002, as amended by a Second Loan Modification Agreement, dated April 24, 2003, as amended by a Third Loan Modification Agreement, dated June 4, 2003, as amended by a Fourth Loan Modification Agreement, dated December 4, 2003, as amended by a Fifth Loan Modification Agreement, dated April 6, 2004, as amended by a Sixth Loan Modification Agreement, dated April 22, 2005, as may be further amended from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the amount of Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Section 6.7(i) of the Loan Agreement, entitled “Quick Ratio,” shall be amended to read as follows:

“A monthly (for intra-quarter months only) ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.75 to 1.00, and a quarterly ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 2.00 to 1.00.”

B. Section 6.7(ii) on the Loan Agreement, entitled “EBITDA” shall be amended to read as follows:

“(ii) EBIDTA. A monthly EBIDTA of no less than negative $500,000.00.

C. Section 6.2 of the Loan Agreement is hereby amended, in part to add a new subsection “(e)” as follows:

“(e) If, for any reason, Borrower is unable to deliver the reports required by Section 6.2(a)(iii) within the required time period, then Borrower shall deliver to Bank, in addition to and not in replace of those reports then due, no later than 90 days after the last day of Borrower’s fiscal year, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the previous fiscal year, certified by a Responsible Officer and in a form acceptable to Bank. The delivery of such unaudited financial statements shall in no way be deemed a waiver by Bank of Borrower’s compliance with Section 6.2(a)(iii).

D. The definition of “Revolving Maturity Date” in Section 13.1 of the Loan Agreement shall be amended to read as follows:

“Revolving Maturity Date” is April 21, 2006.

E. Borrower’s Borrowing Compliance Certificate shall be amended in the form of Exhibit A hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN AND DOCUMENTATION FEES. Borrower shall pay Bank a Loan Fee of Fifteen Thousand Dollars ($15,000.00) and a Legal Documentation Fee in the amount of Nine Hundred Dollars ($900.00), plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the following:

•	Bank’s receipt of this Seventh Loan Modification duly executed by the Borrower; and

•	Payment of Loan Variance and Legal Documentation fees.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

OPTIO SOFTWARE, INC.	SILICON VALLEY BANK

By: /s/ Caroline Bembry	By: /s/ Abigayle L. Keller
Name: Caroline Bembry	Name: Abigayle L. Keller
Title: Chief Financial Officer	Title: Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK

FROM: OPTIO SOFTWARE, INC.

The undersigned authorized officer of Optio Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending              with all required covenants except as noted below and (ii) all representations and warranties in the Agreement, to the knowledge of Borrower, are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days (except FQE)	Yes	No
Quarterly + 10-Q + CC	FQE within 45 days (except FYE)	Yes	No
Annual (Audited) + 10-K + CC*	FYE within 90 days	Yes	No
A/R Agings	Monthly within 30 days	Yes	No
A/R Audit	Initial and Annual	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

*If annual 10-K delivery will be late, then Borrower shall deliver unaudited annual financial statements within 90 days of FYE, with required audited financials and 10-K delivered as soon as available thereafter.

Financial Covenant	Required	Actual	Complies
Maintain:
Monthly Minimum Quick Ratio	1.75:1.00	:1.00	Yes	No
Quarterly Minimum Quick Ratio	2.00:1.00	:1.00	Yes	No
Monthly Minimum EBIDTA:	($500,000)	$	Yes	No

Have there been updates to Borrower’s intellectual property, if appropriate?         Yes / No

Comments Regarding Exceptions: See Attached.

Sincerely,	BANK USE ONLY
Optio Software, Inc.
Received by:
AUTHORIZED SIGNER
Signature
Date:

Title	Verified:
AUTHORIZED SIGNER

Date	Date:

Compliance Status: Yes No